As filed with the Securities and Exchange Commission on August 1, 2024.

Registration No. 333-272865

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________________

POST-EFFECTIVE AMENDMENT NO. 4 TO

FORM F-1

ON Form F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_____________________________________

Lifezone Metals Limited
(Exact name of registrant as specified in its charter)

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Isle of Man	1000	Not applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Commerce House, 1 Bowring Road, Ramsey, Isle of Man, IM8 2LQ
Telephone: +44 (0)1624 811 603
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_____________________________________

Corporation Service Company
19 West 44th Street, Suite 200
New York, NY 10036
Telephone: (800) 927-9801
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_____________________________________

Copies of all correspondence to:

Mark Mandel
Carol Stubblefield
Baker & McKenzie LLP
452 5th Ave
New York, NY 10018
(212) 626-4100

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Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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†         The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On June 23, 2023, the registrant filed a Registration Statement on Form F-1 (Registration No. 333-272865), which was subsequently declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on September 29, 2023 (“Registration Statement”).

On December 7, 2023, the registrant filed Post-Effective Amendment No. 1 to the Registration Statement for the sole purpose of filing a revised Exhibit 96.1 to the Registration Statement.

On April 1, 2024, the registrant filed Post-Effective Amendment No. 2 to the Registration Statement to (i) include information contained in the registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, initially filed with the SEC on March 29, 2024, and (ii) to update certain other information in such Registration Statement.

On April 24, 2024, the registrant filed Post-Effective Amendment No. 3 to the Registration Statement to update (i) the cover page of the Registration Statement to reflect the registrant’s appointment of an agent in the United States to accept service of process, (ii) the date of the prospectus, (iii) the most recent closing prices of the Lifezone Metals Ordinary Shares and Lifezone Warrants (each as defined in the Registration Statement) on the New York Stock Exchange, respectively, and (iv) the date of the signature pages to the Registration Statement.

This Post-Effective Amendment No. 4 is being filed by the registrant to update and supplement information contained in the Registration Statement and to incorporate by reference the registrant’s Annual Report on Form 20-F for the year ended December 31, 2023 and subsequent submissions made by the registrant with the SEC, as well as to convert the Registration Statement on Form F-1 into a registration statement on Form F-3.

No additional securities are being registered under this post-effective amendment. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The registrant may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS — SUBJECT TO COMPLETION, DATED AUGUST 1, 2024

LIFEZONE METALS LIMITED

103,675,724 ORDINARY SHARES,
667,500 WARRANTS TO PURCHASE ORDINARY SHARES AND
14,391,150 ORDINARY SHARES UNDERLYING WARRANTS

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to (a) 103,675,724 ordinary shares, par value $0.0001 per share (the “Lifezone Metals Ordinary Shares”), of Lifezone Metals Limited, an Isle of Man company (“Lifezone Metals”), which includes up to 26,767,088 Lifezone Metals Ordinary Shares which may be issuable to certain shareholders of LHL and the Sponsor (each, as defined below) after the consummation of the Business Combination (as defined below) as earnout consideration upon the achievement of certain stock price thresholds for our Lifezone Metals Ordinary Shares, and (b) 667,500 Private Placement Warrants (as defined below). The Lifezone Metals Ordinary Shares described in clause (a) of the prior sentence include (i) 6,667,317 Lifezone Metals Ordinary Shares issued to the PIPE Investors (as defined below) at a cash price of $10.00 per share, (ii) 5,133,600 Lifezone Metals Ordinary Shares issued to the Sponsor upon conversion of 5,133,600 Class B ordinary shares of GoGreen (as defined below), which Class B ordinary shares of GoGreen were issued to the Sponsor at a cash price of $0.0036 per share, and which Lifezone Metals Ordinary Shares have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor, (iii) 1,335,000 Lifezone Metals Ordinary Shares issued to the Sponsor upon conversion of 1,335,000 Class A ordinary shares of GoGreen, which Class A ordinary shares of GoGreen were issued to the Sponsor pursuant to a private placement of GoGreen units at a cash price of $10.00 per unit (with each GoGreen unit consisting of one Class A ordinary share of GoGreen and one-half of one warrant to purchase one Class A ordinary share of GoGreen), and which Lifezone Metals Ordinary Shares have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor, (iv) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants at an exercise price of $11.50 per share, (v) 62,605,219 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of LHL as equity merger consideration pursuant to the Business Combination at an equity consideration value of $10.00 per share and (vi) 500,000 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of SGPL (as defined below) as consideration pursuant to the Simulus SSA (as defined below) at an equity consideration value of $10.00 per share. The Private Placement Warrants described in clause (b) of such sentence were originally issued to the Sponsor pursuant to a private placement of GoGreen units at a cash price of $10.00 per unit and were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement (as defined below), which Private Placement Warrants have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor.

In addition, this prospectus relates to the issuance by us of up to (a) 13,723,650 Lifezone Metals Ordinary Shares issuable upon exercise of the Public Warrants (as defined below) and (b) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants.

The Selling Securityholders may offer all or part of the securities for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. These securities are being registered to permit the Selling Securityholders to sell securities from time to time, in amounts, at prices and on terms determined at the time of offering. The Selling Securityholders may sell these securities through ordinary brokerage transactions, directly to market makers of our shares or through any other means described in the section entitled “Plan of Distribution” herein. In connection with any sales of securities offered hereunder, the Selling Securityholders, any underwriters, agents, brokers or dealers participating in such sales may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

We are registering these securities for resale by the Selling Securityholders, or their pledgees, transferees or their successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. See the section entitled “Plan of Distribution.”

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by Lifezone Metals upon exercise of the Warrants to the extent such Warrants are exercised for cash. Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share in cash. When the market price for our Lifezone Metals Ordinary Share is less than $11.50 per share (i.e., the warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their warrants. If all the warrants are exercised, an additional 14,391,150 Lifezone ordinary shares would be outstanding.

The outstanding Lifezone Metals Ordinary Shares being offered in this prospectus represent approximately 96.1% of our outstanding Lifezone Metals Ordinary Shares, assuming the Lifezone Metals Ordinary Shares issuable upon the achievement of certain stock price thresholds are not outstanding. The outstanding Lifezone Metals Ordinary Shares being offered in this prospectus represent approximately 97.1% of our outstanding Lifezone Metals Ordinary Shares, assuming all Lifezone Metals Ordinary Shares issuable upon the achievement of certain stock price thresholds are outstanding. Additionally, if all the Warrants are exercised, an additional 14,391,150 Lifezone Metals Ordinary Shares would be outstanding. The sale of all the securities being offered in this prospectus, or the perception that these sales could occur, could result in a significant decline in the public trading price of our Lifezone Metals Ordinary Shares and Warrants.

Our Lifezone Metals Ordinary Shares and public Warrants are listed on the New York Stock Exchange (the “NYSE”) under the symbols “LZM” and “LZMW,” respectively. On July 30, 2024, the closing price for our Lifezone Metals Ordinary Shares on the NYSE was US$7.30. On July 30, 2024, the closing price for our Warrants on the NYSE was US$0.81.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus and any amendments or supplements carefully before you make your investment decision.

Lifezone Metals is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefore eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.

Lifezone Metals is also a “foreign private issuer” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, Lifezone Metals’ officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, Lifezone Metals is not be required to file periodic reports and financial statements with the Securities and Exchange Commission (the “SEC”) as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 5 of this prospectus before you make an investment in the securities.

Neither the SEC nor any state or foreign securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August     , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the SEC by Lifezone Metals for the issuance of the ordinary shares covered by this prospectus. The Selling Securityholders named in this prospectus may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus includes important information about us, the securities being offered by the Selling Securityholders and other information you should know before investing.

You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus, even thought this prospectus is delivered or ordinary shares covered by this prospectus are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in, or incorporated by reference into, this prospectus in making your investment decision. You should also read and consider the information in the documents described in the section below entitled “Where You Can Find Additional Information.”

You should rely only on information contained in this prospectus, any prospectus supplement and any related free writing prospectus. We have not, and the Selling Securityholders have not, authorized anyone to provide you with information different from that contained in this prospectus, any prospectus supplement and any related free writing prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus. You should not assume that the information contained in this prospectus is accurate as of any other date.

The Selling Securityholders may offer and sell the securities directly to purchasers, through agents selected by the Selling Securityholders, or through dealers. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any agents, underwriters or dealers involved in the sale of securities. See the section entitled “Plan of Distribution.”

Discrepancies in any table between totals and sums of the amounts listed are due to rounding. Certain amounts and percentages have been rounded; consequently, certain figures may add up to be more or less than the total amount and certain percentages may add up to be more or less than 100% due to rounding.

Throughout this prospectus, unless otherwise designated or the context otherwise requires, the terms “we”, “us”, “our”, “Lifezone” and “the Company” refer to Lifezone Metals and its subsidiaries.

FINANCIAL STATEMENT PRESENTATION

Lifezone Metals qualifies as a foreign private issuer as defined under Rule 405 under the Securities Act and prepares its financial statements denominated in U.S. dollars and in accordance with IFRS as issued by the IASB. Lifezone Metals’ audited financial statements as of December 31, 2023, and 2022 and for each of the three years ended December 31, 2023, have been prepared in accordance with IFRS and audited in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are reported in U.S. dollars.

On December 13, 2022, Lifezone Metals, an Isle of Man company and GoGreen Investments Corporation, an exempted company incorporated under the laws of the Cayman Islands, entered into a Business Combination Agreement, with GoGreen Sponsor 1 LP, a Delaware limited partnership, Aqua Merger Sub, a Cayman Islands exempted company and wholly owned direct subsidiary of Lifezone Metals, and Lifezone Holdings Limited (“LHL”), an Isle of Man company.

On July 6, 2023, Lifezone, LHL and GoGreen consummated the SPAC transaction pursuant to the Business Combination Agreement (the “Business Combination”). As a result of the Business Combination, the Merger Sub, as the surviving entity after the Business Combination, and Lifezone Holdings each became wholly owned subsidiaries of Lifezone Metals.

CURRENCY AND EXCHANGE RATES

In this prospectus, unless otherwise specified, all monetary amounts are in U.S. dollars and all references to “$” mean U.S. dollars. Certain monetary amounts described herein have been expressed in U.S. dollars for convenience only and, when expressed in U.S. dollars in the future, such amounts may be different from those set forth herein due to intervening exchange rate fluctuations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference herein, includes “forward-looking statements” within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act and the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, as amended, regarding, among other things, the plans, strategies and prospects, both business and financial, of Lifezone Metals and its subsidiaries. These statements are based on the beliefs and assumptions of our management. Although we believe that the plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “predicts,” “projects,” “forecasts,” “may,” “might,” “will,” “could,” “should,” “would,” “seeks,” “plans,” “scheduled,” “possible,” “continue,” “potential,” “anticipates” or “intends” or similar expressions; provided that the absence of these does not means that a statement is not forward-looking. Forward-looking statements contained or incorporated into this prospectus include, but are not limited to, statements about our ability to:

•        anticipate any event, change or other circumstances that could give rise to the termination of any agreement referred to or incorporated into this prospectus;

•        achieve projections and anticipate uncertainties relating to our business, operations and financial performance, including:

•        expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions;

•        expectations regarding product and technology development and pipeline;

•        expectations regarding market size;

•        expectations regarding the competitive landscape and the ability to develop, design and sell products and services that are differentiated from those competitors;

•        expectations regarding future acquisitions, partnerships or other relationships with third parties;

•        future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future;

•        comply with applicable laws and regulations and stay abreast of modified or new laws and regulations applying to its business, including privacy regulation;

•        anticipate the impact of, and response to, new accounting standards;

•        anticipate the significance and timing of contractual obligations;

•        maintain key strategic relationships with partners and customers;

•        successfully defend litigation;

•        acquire, maintain and protect intellectual property;

•        meet future liquidity requirements and comply with restrictive covenants related to long-term indebtedness; and

•        effectively respond to general economic and business conditions.

v

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those referred to under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of Lifezone Metals, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus:

•        ability to maintain the NYSE’s listing standards;

•        inability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the Lifezone Metals to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees;

•        litigation, complaints and/or adverse publicity;

•        changes in applicable laws or regulations;

•        possibility that Lifezone Metals may be adversely affected by other economic, business or competitive factors;

•        volatility in the markets caused by geopolitical and economic factors;

•        privacy and data protection laws, privacy or data breaches, or the loss of data;

•        the impact of changes in consumer spending patterns, consumer preferences, local, regional and national economic conditions, crime, weather, demographic trends and employee availability;

•        any defects in new products or enhancements to existing products; and

•        other risks and uncertainties referred to under the section entitled “Risk Factors.”

New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the parties assess the impact of all such risk factors on us, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements are expressly qualified in their entirety by the foregoing cautionary statements. Lifezone Metals undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements of belief and similar statements reflect the beliefs and opinions of our management on the relevant subject. These statements are based upon information available to such parties, as applicable, as of the date of this prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that our management has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

PROSPECTUS summary

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. You should read the following summary together with the more detailed information in or incorporated into this prospectus before making an investment decision.

Overview

We seek to support the clean energy transition by licensing our in-house Hydromet Technology as an alternative to traditional smelting and refining. Combined with our primary asset, the Kabanga Nickel Project in north-west Tanzania, Lifezone Metals aims to become an emerging supplier of responsibly-sourced, lower-carbon dioxide and lower-sulfur dioxide emission metals (compared to smelting) to the global markets.

We are progressing our Kabanga Nickel Project thorough our definitive feasibility study. Based on the Mineral Resource Estimates in the Kabanga 2023 Mineral Resource Updated Technical Report Summary (the “TRS”), we believe Kabanga comprises one of the world’s largest and highest-grade nickel sulfide deposits. We are also progressing a project that would utilize our Hydromet Technology to recover platinum group metals from spent automotive catalytic autocatalytic converters. We aim to provide products that will responsibly and cost-effectively deliver supply chain solutions to support the global energy transition.

We believe that our metals resources, Hydromet Technology and expertise position us for long term growth as customers continually look for cleaner sources of metals for the development of EVs, batteries and the hydrogen economy.

Our business consists of two segments: (i) our metals extraction and refining business and (ii) our IP licensing business.

Lifezone Metals Limited was incorporated under the laws of the Isle of Man on December 8, 2022. Lifezone’s registered office is located at Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. Our telephone number at that address is +44 (0)1624 811 611.

Emerging Growth Company

Lifezone Metals is an “emerging growth company,” as defined in Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Lifezone Metals’ securities less attractive as a result, there may be a less active trading market for Lifezone Metals’ securities and the prices of Lifezone Metals’ securities may be more volatile.

Lifezone Metals will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the date on which Lifezone Metals Ordinary Shares were offered in connection with the Business Combination, (b) in which it has total annual gross revenues of at least $1.235 billion, or (c) in which it is deemed to be a large accelerated filer, which means the market value of its ordinary shares that are held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which it has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” has the have the meaning associated with it in the JOBS Act.

Foreign Private Issuer

Lifezone Metals is considered a “foreign private issuer” under the securities laws of the U.S. and the rules of the NYSE. Under the applicable securities laws of the U.S., “foreign private issuers” are subject to different disclosure requirements than U.S. domiciled issuers. As a foreign private issuer, Lifezone Metals is not subject to the SEC’s proxy rules. Under the NYSE’s rules, a “foreign private issuer” is subject to less stringent corporate governance and compliance requirements and subject to certain exceptions, the NYSE permits a “foreign private issuer” to follow its home country’s practice in lieu of the listing requirements of the NYSE. Accordingly, Lifezone Metals’ shareholders may not receive the same protections afforded to shareholders of companies that are subject to all of the NYSE’s corporate governance requirements.

Lifezone Metals intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act, the rules adopted by the SEC and the NYSE corporate governance rules and listing standards.

Because Lifezone Metals is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

THE OFFERING

The summary below describes the principal terms of the offering.

Securities being registered for resale by the Selling Securityholders:	(a) 103,675,724 Lifezone Metals Ordinary Shares, which includes up to 26,767,088 Earnout Shares and Sponsor Earnout Shares in the aggregate, and (b) 667,500 Private Placement Warrants.
Offering Prices for Resales:	The Selling Securityholders will determine when and how they will dispose of the Lifezone Metals Ordinary Shares and Private Placement Warrants registered under this prospectus for resale.
Lifezone Metals Ordinary Shares offered by us:

(a)     14,391,150 Lifezone Metals Ordinary Shares issuable upon exercise of the Public Warrants, which warrants were previously registered and were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement, and

(b)    667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants.

Terms of Warrants:

Each Warrant entitles the holder to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share. The Warrants will expire five years after the completion of the Business Combination or earlier upon redemption or liquidation.

Use of Proceeds:

All of the securities offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will receive up to an aggregate of approximately $166.4 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share in cash. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Lifezone Metals Ordinary Shares. On April 23, 2024, the market price for our Lifezone Metals Ordinary Shares was $7.73. When the market price for our Lifezone Metals Ordinary Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. See “Use of Proceeds.”

Lifezone Metals Ordinary Shares issued and outstanding prior to any exercise of Warrants as of July 30, 2024:	80,755,388 Lifezone Metals Ordinary Shares.
Warrants issued and outstanding as of July 30, 2024:	14,391,150, reflecting 13,723,650 Public Warrants and 667,500 Private Placement Warrants.

Dividend Policy:

We have never declared or paid any cash dividend on our Lifezone Metals Ordinary Shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our Lifezone Metals Ordinary Shares would be at the discretion of our board of directors, subject to applicable laws, and would depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

Market for our Lifezone Metals Ordinary Shares and Warrants	Our Lifezone Metals Ordinary Shares and Warrants are listed on the NYSE under the symbols “LZM” and “LZMW,” respectively.

Unless otherwise indicated, the number of Ordinary Shares outstanding prior to this offering excludes the following:

•        up to 7,119,769 Ordinary Shares which may be issuable to certain persons upon conversion of outstanding convertible debentures, upon conversion of PIK interest on such debentures or issuable as interest shares upon such convertible debentures;

•        13,723,650 Ordinary Shares issuable upon the exercise of outstanding Public Warrants at a price of US$11.50 per share;

•        667,500 Ordinary Shares issuable upon the exercise of outstanding Private Warrants;

•        2,605,405 Ordinary Shares subject to outstanding options/RSUs issued under our 2023 Omnibus Incentive Compensation Plan (the “Plan”); and

•        9,290,41 additional Ordinary Shares reserved for issuance under the Plan.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks described under the section titled “Item 3.D.: Risk Factors” in our most recent Annual Report on Form 20-F which is incorporated by reference herein, as well as any other information included or incorporated by reference in this prospectus. Our business, operating results, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. If any of the risks actually occurs, our business, operating results, financial condition and prospects could be adversely affected. In that event, the market price of the Lifezone Metals Ordinary Shares could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

All of the Lifezone Metals Ordinary Shares and the Private Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section entitled “Plan of Distribution.”

We will receive up to an aggregate of approximately $165.5 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will have broad discretion over the use of proceeds from the exercise of the Warrants. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease. Each Lifezone Metals Warrant represents the right to purchase one Lifezone Metals Ordinary Share at a price of $11.50 per share in cash. We believe the likelihood that warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Lifezone Metals Ordinary Shares. On April 23, 2024, the market price for our Lifezone Metals Ordinary Shares was $7.73. When the market price for our Lifezone Metals Ordinary Shares is less than $11.50 per share (i.e., the Warrants are “out of the money”), we believe warrant holders will be unlikely to exercise their Warrants.

MARKET PRICE OF OUR SECURITIES AND DIVIDEND POLICY

Our Lifezone Metals Ordinary Shares and Warrants began trading on the NYSE under the symbols “LZM” and “LZMW,” respectively, on July 6, 2023. On July 30, 2024, the last reported sales price of the Lifezone Metals Ordinary Shares on the NYSE was US$7.30, and the last reported sales price of the Warrants was US$0.81.

As of July 30, 2024, there were approximately 109 holders of record of our Lifezone Metals Ordinary Shares and approximately 27 holders of record of our Warrants based on public filings. Such numbers do not include beneficial owners holding our securities through nominee names.

Lifezone Metals has not paid any cash dividends on the Lifezone Metals Ordinary Shares to date. It is presently intended that Lifezone Metals will retain its earnings for use in business operations and, accordingly, it is not anticipated that Lifezone Metals’ board of directors will declare dividends in the foreseeable future.

CAPITALIZATION AND INDEBTEDNESS

The table below sets forth our capitalization and indebtedness as of June 30, 2024:

As of June 30, 2024
(US dollars)
Cash and cash equivalents	63,492,965

Debt
Unsecured convertible debenture	50,409,506
Lease obligations – current	656,935
Lease obligations – non-current	926,588
Contingent liability	3,851,611
Total Debt	55,844,640

Equity
Share capital	7,829
Paid-in capital and other reserves	452,817,420
Retained losses	(418,864,653)
Non controlling Interest	84,922,155
Total Equity	118,882,751

Total capitalization	(174,727,391)

SELLING SECURITYHOLDERS

This prospectus relates to the offer and sale from time to time by the Selling Securityholders of up to (a) 103,675,724 Lifezone Metals Ordinary Shares, which includes up to 26,767,088 Lifezone Metals Ordinary Shares which may be issuable to certain shareholders of LHL and the Sponsor after the consummation of the Business Combination as earnout consideration upon the achievement of certain stock price thresholds for our Lifezone Metals Ordinary Shares, and (b) 667,500 Private Placement Warrants. The Lifezone Metals Ordinary Shares described in clause (a) of the prior sentence include (i) 6,667,317 Lifezone Metals Ordinary Shares issued to the PIPE Investors, (ii) 6,468,600 Lifezone Metals Ordinary Shares issued to the Sponsor immediately prior to the consummation of the Business Combination, which Lifezone Metals Ordinary Shares have been distributed by the Sponsor to Selling Securityholders who are limited partners of the Sponsor, (iii) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants, (iv) 62,605,219 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of LHL immediately prior to the consummation of the Business Combination and (v) 500,000 Lifezone Metals Ordinary Shares issued to Selling Securityholders who were shareholders of SGPL as consideration pursuant to the Simulus SSA.

The Selling Securityholders may from time to time offer and sell any or all of the securities set forth below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the tables below, and the pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The table below sets forth, as of the date of this prospectus, the name of the Selling Securityholders for which we are registering securities for resale to the public and the number of Lifezone Metals Ordinary Shares and Private Placement Warrants that the Selling Securityholders may offer pursuant to this prospectus, which to the extent applicable includes the maximum number of Earnout Shares and Sponsor Earnout Shares that may be issued to the LHL Shareholders and the Sponsor, respectively, after the consummation of the Business Combination. While we are registering for resale to the public the maximum number of Lifezone Metals Ordinary Shares (including the maximum number of Earnout Shares and Sponsor Earnout Shares) that may be issued by Lifezone Metals at or following the consummation of the Business Combination, the actual number of Lifezone Metals Ordinary Shares, Earnout Shares and Sponsor Earnout Shares issued by Lifezone Metals will depend on, among other things, the trading price of Lifezone Metals Ordinary Shares after the consummation of the Business Combination. For more information, see the sections titled “Prospectus Summary — Earnout Shares” and “Prospectus Summary — Sponsor Earnout Shares.” The number of securities set forth in the table below indicates the maximum number of securities that a Selling Securityholder may offer and sell pursuant to this prospectus and you should not assume that such numbers represent or predict the actual number of Lifezone Metals Ordinary Shares, Earnout Shares or Sponsor Earnout Shares that Lifezone Metals will issue.

The individuals and entities listed below have beneficial ownership over their respective securities. The SEC has defined “beneficial ownership” of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A shareholder is also deemed to be, as of any date, the beneficial owner of all securities that such shareholder has the right to acquire within 60 days after that date through (i) the exercise of any option, warrant or right, (ii) the conversion of a security, (iii) the power to revoke a trust, discretionary account or similar arrangement or (iv) the automatic termination of a trust, discretionary account or similar arrangement. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, Lifezone Metals Ordinary Shares subject to options or other rights (as set forth above) held by that person that are currently exercisable, or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person.

The securities held by certain of the Selling Securityholders are subject to transfer restrictions, as described in the section entitled “Description of Lifezone Metals’ Securities — Transfer”.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such securities. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the ordinary shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus, subject to applicable law.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. Any such prospectus supplement or post-effective amendment may add, update, substitute or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Lifezone Metals Ordinary Shares registered on its behalf. A Selling Securityholder may sell all, some or none of such securities in this offering. See the section entitled “Plan of Distribution.”

	Securities beneficially owned prior to this offering		Securities being offered		Securities beneficially owned after sale
Name of Selling Securityholder	Lifezone Metals Ordinary Shares	Warrants	Lifezone Metals Ordinary Shares	Private Placement Warrants	Lifezone Metals Ordinary Shares(1)%		Warrants(1)%
GoGreen Sponsor 1 LP(2)	1,725,000	—	1,725,000	—	—	—	—	—
Keith and Jane Liddell(3)	33,182,012	—	33,182,012	—	—	—	—	—
Peter Smedvig(4)	19,345,318	—	19,345,318	—	—	—	—	—
Varna Holdings Limited(5)	8,079,245	—	8,079,245	—	—	—	—	—
Kamberg Investments Limited(6)	5,687,052	—	5,687,052	—	—	—	—	—
Dr. Mike Adams(7)	340,144	—	340,144	—	—	—	—	—
Duncan Bullivant(8)	2,422,063	—	2,422,063	—	—	—	—	—
BHP Billiton (UK) DDS Limited(9)	1,631,639	—	1,631,639	—	—	—	—	—
Chris von Christierson(10)	1,100,961	—	1,100,961	—	—	—	—	—
Poer-Poer Limited(11)	940,561	—	940,561	—	—	—	—	—
Simon Liddell(12)	797,924	—	797,924	—	—	—	—	—
Rupert Pennant-Rea(13)	603,575	—	603,575	—	—	—	—	—
Anthony von Christierson(14)	708,579	—	708,579	—	—	—	—	—
Saccawa Investments Limited(15)	501,992	—	501,992	—	—	—	—	—
Chris Showalter(16)	4,814,519	—	4,814,519	—	—	—	—	—
The Zients Children’s Trust(17)	403,172	—	403,172	—	—	—	—	—
Nicholas von Christierson(18)	376,593	—	376,593	—	—	—	—	—
Nadia von Christierson(19)	251,062	—	251,062	—	—	—	—	—
Lisa Smith(20)	387,251	—	387,251	—	—	—	—	—
Chris Medway(21)	258,694	—	258,694	—	—	—	—	—
Charles Liddell(22)	126,715	—	126,715	—	—	—	—	—
Natasha Liddell(23)	260,404	—	260,404	—	—	—	—	—
Katsura Investments Limited(24)	36,054	—	36,054	—	—	—	—	—
Inkaba Holdings Limited(25)	26,580	—	26,580	—	—	—	—	—
Pochote Investments Limited(26)	17,763	—	17,763	—	—	—	—	—
Cinctive Global Master Fund Ltd.(27)	3,290,505	550,000	2,840,505	100,000	—	—	450,000	3.1%
Grantham, Mayo, Van Otterloo & Co. LLC(28)	2,500,000	—	2,500,000	—	—	—	—	—
Blackrock, Inc.(29)	1,225,000	—	1,225,000	—	—	—	—	—
Prudential Jennison Natural Resources Fund, Inc.(30)	452,817	—	452,817	—	—	—	—	—
Kimmeridge Heritage LLC(31)	100,000	—	100,000	—	—	—	—	—
John Dowd(32)	3,129,012	134,500	3,129,012	134,500	—	—	—	—
MDL Small Self Administered Pension Scheme(33)	50,000	—	50,000	—	—	—	—	—
Govind Friedland(34)	713,657	50,000	713,657	50,000	—	—	—	—

	Securities beneficially owned prior to this offering		Securities being offered		Securities beneficially owned after sale
Name of Selling Securityholder	Lifezone Metals Ordinary Shares	Warrants	Lifezone Metals Ordinary Shares	Private Placement Warrants	Lifezone Metals Ordinary Shares(1)%		Warrants(1)%
Adam Horowitz and Evelyn Horowitz(35)	20,000	—	20,000	—	—	—	—	—
Charles Hansard(36)	20,000	—	20,000	—	—	—	—	—
Christian Ravina(37)	20,000	—	20,000	—	—	—	—	—
Oracle Global Fund, Inc.(38)	15,000	—	15,000	—	—	—	—	—
S. K. Hatfield Rev. Trust(39)	15,000	—	15,000	—	—	—	—	—
Robert van Doorn(40)	10,000	—	10,000	—	—	—	—	—
Sergei Pokrovsky(41)	358,835	20,000	358,835	20,000	—	—	—	—
H.R. Snyder(42)	7,000	—	7,000	—	—	—	—	—
Luna Pacific LLC(43)	5,000	—	5,000	—	—	—	—	—
Robyn Scott(44)	5,000	—	5,000	—	—	—	—	—
Alain Cheneviere(45)	20,000	—	20,000	—	—	—	—	—
Charles Helmore(46)	5,000	—	5,000	—	—	—	—	—
Philippe Le Roux(47)	5,000	—	5,000	—	—	—	—	—
Christopher Paus(48)	20,000	—	20,000	—	—	—	—	—
Silver Birch Trust(49)	7,500	—	7,500	—	—	—	—	—
Ole B. Hjertaker(50)	10,000	—	10,000	—	—	—	—	—
Hermetica Limited(51)	5,367,435	—	5,367,435	—	—	—	—	—
Michael Sedoy(52)	518,134	5,000	518,134	5,000	—	—	—	—
Natalia Shvachko(53)	36,412	5,000	36,412	5,000	—	—	—	—
Vikas Anand(54)	293,873	1,250	293,873	1,250	—	—	—	—
Dan Foley(55)	141,129	500	141,129	500	—	—	—	—
Hans Hvide Invest AS(56)	888,848	120,000	888,848	120,000	—	—	—	—
Ivan Romanovsky(57)	118,338	16,250	118,338	16,250	—	—	—	—
IMUA Capital Investments, LLC(58)	728,232	100,000	728,232	100,000	—	—	—	—
Livia Mahler(59)	51,381	5,000	51,381	5,000	—	—	—	—
Charles Weaver(60)	7,485	—	7,485	—	—	—	—	—
Peggy Wang(61)	51,381	5,000	51,381	5,000	—	—	—	—
Ruslan Akhmadiev(62)	36,412	5,000	36,412	5,000	—	—	—	—
Nereida Flannery(63)	87,792	10,000	87,792	10,000	—	—	—	—
Dennis V. McGinn(64)	14,970	—	14,970	—	—	—	—	—
Neha Palmer(65)	14,970	—	14,970	—	—	—	—	—
Gregory Hill(66)	14,970	—	14,970	—	—	—	—	—
Andrew Poole(67)	29,940	—	29,940	—	—	—	—	—
Bryce Quin(68)	22,455	—	22,455	—	—	—	—	—
Robert Friedland(69)	7,485	—	7,485	—	—	—	—	—
Singer-Weaver, LLC(70)	36,412	5,000	36,412	5,000	—	—	—	—
Damian Lee Pearson(71)	18,206	2,500	18,206	2,500	—	—	—	—
Easton-Weaver, LLC(72)	91,029	12,500	91,029	12,500	—	—	—	—
Roger Morrison Trust #2 – Megan Grossman Share(73)	36,412	5,000	36,412	5,000	—	—	—	—
Mark Newman(74)	15,706	2,500	15,706	2,500	—	—	—	—
The Chemical Market Analysis and Consulting Company(75)	7,485	—	7,485	—	—	—	—	—
Eric Stein Krafft(76)	72,823	10,000	72,823	10,000	—	—	—	—
CAI Optimum Fund VCC(77)	182,058	25,000	182,058	25,000	—	—	—	—

	Securities beneficially owned prior to this offering		Securities being offered		Securities beneficially owned after sale
Name of Selling Securityholder	Lifezone Metals Ordinary Shares	Warrants	Lifezone Metals Ordinary Shares	Private Placement Warrants	Lifezone Metals Ordinary Shares(1)%		Warrants(1)%
SYMONDS SECURITIES LTD. (BVI)(78)	91,029	12,500	91,029	12,500	—	—	—	—
Eric Jayaweera(79)	36,412	5,000	36,412	5,000	—	—	—	—
Simon Farrant(80)	102,238	—	102,238	—	—	—	—	—
Daniel Major(81)	11,227	—	11,227	—	—	—	—	—
SCP Resource Finance LP(82)	112,274	—	112,274	—	—	—	—	—
Werrus Energy Management Company, LLC(83)	72,823	10,000	72,823	10,000	—	—	—	—
Jacqueline Anne Walsh as trustee of the S&J Walsh Trust(84)	108,647	—	108,647	—	—	—	—	—
Timothy Paul Arundel Newton(85)	118,915	—	118,915	—	—	—	—	—
Brett David Muller(86)	217,403	—	217,403	—	—	—	—	—
Brett Simon Lawson(87)	55,035	—	55,035	—	—	—	—	—

____________

*        Less than one percent.

(1)      Assumes the sale of all Lifezone Metals Ordinary Shares and Private Placement Warrants offered in this prospectus.

(2)      Consists of 1,725,000 Sponsor Earnout Shares. The business address of GoGreen Sponsor 1 LP is 1021 Main St., Suite #1960, Houston, TX 77002. Securities are held by GoGreen Sponsor 1 LP, a Delaware limited partnership. GoGreen Holdings 1 LLC is the general partner of GoGreen Sponsor I LP of which John Dowd is the managing member. By virtue of such relationship, Mr. Dowd has voting and investment discretion with respect to the securities held of record by GoGreen Sponsor 1 LP. Mr. Dowd disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(3)      Consists of (a) (i) 5,172,747 Lifezone Metals Ordinary Shares and (ii) 2,069,099 Earnout Shares beneficially owned solely by Keith Liddell, (b) (i) 18,045,777 Lifezone Metals Ordinary Shares and (ii) 7,218,311 Earnout Shares beneficially owned jointly between Keith Liddell and Jane Liddell and (c) (i) 482,913 Lifezone Metals Ordinary Shares and (ii) 193,165 Earnout Shares beneficially owned solely by Jane Liddell. By virtue of their relationship, Keith Liddell and Jane Liddell may be deemed to have beneficial ownership of the shares owned solely by Jane Liddell or Keith Liddell, respectively. Each of Keith Liddell and Jane Liddell disclaims any beneficial ownership of the shares owned solely by the other, other than to the extent of any pecuniary interest he or she may have therein, directly or indirectly. The business address of Keith Liddell and Jane Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(4)      Consists of (i) 13,820,941 Lifezone Metals Ordinary Shares and (ii) 5,524,377 Earnout Shares. The business address of Peter Smedvig is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(5)      Consists of (i) 5,770,889 Lifezone Metals Ordinary Shares and (ii) 2,308,356 Earnout Shares. The Company has been informed that (a) Varna Holdings Limited is wholly owned by Varna Trust, (b) the trustee of Varna Trust is Celtic Trust Company Limited, a company established in the British Virgin Islands, (c) the board of directors of Celtic Trust Company Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Kamberg Trust include members of the von Christierson family. The business address of Varna Holdings Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(6)      Consists of (i) 4,062,180 Lifezone Metals Ordinary Shares and (ii) 1,624,872 Earnout Shares. The Company has been informed that (a) Kamberg Investments Limited is wholly owned by The Kamberg Trust, (b) the trustee of The Kamberg Trust is Celtic Trust Company Limited, a company established in the British Virgin Islands, (c) the board of directors of Celtic Trust Company Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Kamberg Trust include members of the von Christierson family. The business address of Kamberg Investments Limited is Palm Grove House, P.O. Box 438, Road Town, Tortola, British Virgin Islands.

(7)      Consists of (i) 242,960 Lifezone Metals Ordinary Shares and (ii) 97,184 Earnout Shares. The business address of Dr. Mike Adams is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(8)      Consists of (i) 1,730,045 Lifezone Metals Ordinary Shares and (ii) 692,018 Earnout Shares. The business address of Duncan Bullivant is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(9)      Consists of (i) 1,165,456 Lifezone Metals Ordinary Shares and (ii) 466,183 Earnout Shares. The business address of BHP Billiton (UK) DDS Limited is Nova South, 160 Victoria Street, London, United Kingdom, SW1E 5LB.

(10)    Consists of (i) 789,258 Lifezone Metals Ordinary Shares and (ii) 311,703 Earnout Shares. The business address of Chris von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(11)    Consists of (i) 671,829 Lifezone Metals Ordinary Shares and (ii) 268,732 Earnout Shares. The business address of Poer-Poer Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(12)    Consists of (i) 569,946 Lifezone Metals Ordinary Shares and (ii) 227,978 Earnout Shares. The business address of Simon Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(13)    Consists of (i) 431,125 Lifezone Metals Ordinary Shares and (ii) 172,450 Earnout Shares. The business address of Rupert Pennant-Rea is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(14)    Consists of (i) 506,128 Lifezone Metals Ordinary Shares and (ii) 202,451 Earnout Shares. The business address of Anthony von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(15)    Consists of (i) 358,566 Lifezone Metals Ordinary Shares, and (ii) 143,426 Earnout Shares. The business address of Saccawa Investments Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(16)    Consists of (i) 3,438,942 Lifezone Metals Ordinary Shares and (ii) 1,375,577 Earnout Shares. The business address of Chris Showalter is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(17)    Consists of (i) 287,980 Lifezone Metals Ordinary Shares and (ii) 115,192 Earnout Shares. The business address of The Zients Children’s Trust is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(18)    Consists of (i) 268,995 Lifezone Metals Ordinary Shares and (ii) 107,598 Earnout Shares. The business address of Nicholas von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(19)    Consists of (i) 179,330 Lifezone Metals Ordinary Shares and (ii) 71,732 Earnout Shares. The business address of Nadia von Christierson is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(20)    Consists of (i) 276,608 Lifezone Metals Ordinary Shares and (ii) 110,643 Earnout Shares. The business address of Lisa Smith is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(21)    Consists of (i) 184,781 Lifezone Metals Ordinary Shares and (ii) 73,913 Earnout Shares. The business address of Chris Medway is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(22)    Consists of (i) 90,511 Lifezone Metals Ordinary Shares and (ii) 36,204 Earnout Shares. The business address of Charles Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(23)    Consists of (i) 186,003 Lifezone Metals Ordinary Shares and (ii) 74,401 Earnout Shares. The business address of Natasha Liddell is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(24)    Consists of (i) 25,753 Lifezone Metals Ordinary Shares and (ii) 10,301 Earnout Shares. The business address of Katsura Investments Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(25)    Consists of (i) 18,986 Lifezone Metals Ordinary Shares and (ii) 7,594 Earnout Shares. The business address of Inkaba Holdings Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(26)    Consists of (i) 12,688 Lifezone Metals Ordinary Shares and (ii) 5,075 Earnout Shares. The business address of Pochote Investments Limited is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man.

(27)    Consists of 2,740,505 Lifezone Metals Ordinary Shares and 550,000 Warrants (including 550,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Richard Schimel, Co-CIO of Cinctive Capital Management L.P., is the investment manager of Cinctive Global Master Fund Ltd. The business address of Cinctive Global Master Fund Ltd. is 55 Hudson Yards, 42nd FL, New York, New York.

(28)    The registered holders of the shares are GMO Resources Fund, a series of GMO Trust, GMO Climate Change Fund, a series of GMO Trust, GMO Climate Change Investment Fund, a series of GMO Investments ICAV, GMO Climate Change Select Investment Fund, a series of GMO Investments ICAV, GMO Implementation Fund, a series of GMO Trust, GMO Resources UCITS Fund, a sub-fund of GMO Investments ICAV and GMO Global Real Return (UCITS) Fund, a sub-fund of GMO Funds plc. Grantham, Mayo, Van Otterloo & Co. LLC is the investment advisor of each such holder. The business address of Grantham, Mayo, Van Otterloo & Co. LLC is 53 State Street, Boston, MA 02109.

(29)    The registered holders of the referenced shares to be registered are the following funds and accounts under management by subsidiaries of BlackRock, Inc.: BlackRock World Mining Trust plc and Blackrock Energy and Resources Income Trust PLC. BlackRock, Inc. is the ultimate parent holding company of such subsidiaries. On behalf of such subsidiaries, the applicable portfolio managers, as managing directors (or in other capacities) of such entities, and/or the applicable investment committee members of such funds and accounts, have voting and investment power over the shares held by the funds and accounts which are the registered holders of the referenced shares. Such portfolio managers and/or investment committee members expressly disclaim beneficial ownership of all shares held by such funds and accounts. The address of such funds and accounts, such subsidiaries and such portfolio managers and/or investment committee members is 50 Hudson Yards, New York, NY 10001. Shares shown include only the securities being registered for resale and may not incorporate all shares deemed to be beneficially held by the registered holders or BlackRock, Inc.

(30)    Neil Brown and John Saunders are the Portfolio Managers of Prudential Jennison Natural Resources Fund, Inc. The business address of Prudential Jennison Natural Resources Fund, Inc. is 655 Broad Street, 17 Floor Newark, NJ 07102.

(31)    The managing members of Kimmeridge Heritage LLC are Benjamin Dell, Neil McMahon and Karim Henry Makansi. The business address of Kimmeridge Heritage LLC is 15 Little West 12th Street, 5th Floor, New York, NY 10014.

(32)    Consists of (a) 1,269,512 Lifezone Metals Ordinary Shares and 134,500 Warrants owned by John Dowd (including 134,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants) and (b) 1,725,000 Sponsor Earnout Shares owned by GoGreen Sponsor 1 LP, a Delaware limited partnership. GoGreen Holdings 1 LLC is the general partner of GoGreen

Sponsor I LP of which John Dowd is the managing member. By virtue of such relationship, Mr. Dowd has voting and investment discretion with respect to the securities held of record by GoGreen Sponsor 1 LP. Mr. Dowd disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of John Dowd is Commerce House, 1 Bowring Road, Ramsey, IM8 2LQ, Isle of Man. Prior to the consummation of the Business Combination, John Dowd was the Chief Executive Officer and Chairman of GoGreen.

(33)    The trustee of MDL Small Self Administered Pension Scheme is Maurice Day Lawson. The business address of MDL Small Self Administered Pension Scheme is 296 Golders Green Road, London, United Kingdom.

(34)    Consists of 663,657 Lifezone Metals Ordinary Shares and 50,000 Warrants (including 50,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Govind Friedland is 36 Robin Hood Road, Pound Ridge NY 10576. Prior to the consummation of the Business Combination, Govind Friedland was the Chief Operating Officer of GoGreen.

(35)    The business address of Adam Horowitz and Evelyn Horowitz is 30 Belair Drive, Constantia, Capetown, South Africa.

(36)    The business address of Charles Hansard is Gerald Lodge, 2 Gerald Mews, London, United Kingdom.

(37)    The business address of Christian Ravina is 23 Onslow Court, Drayton Gardens, London, United Kingdom.

(38)    Mitzel Delos Reyes on behalf of Oracle Management Limited is the Investment manager of Oracle Global Fund, Inc. The business address of Oracle Global Fund, Inc. is 12 North Shore Road, Pembroke, HM 03, Bermuda.

(39)    The trustee of S. K. Hatfield Rev. Trust is Steven Kim Hatfield. The business address of S. K. Hatfield Rev. Trust is 833 NW 15th St, Oklahoma City, Oklahoma.

(40)    The business address of Robert van Doorn is 4896 Headland Drive, West Vancouver, California.

(41)    Consists of 338,835 Lifezone Metals Ordinary Shares and 20,000 Warrants (including 20,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Sergei Pokrovsky is 42 Woodland Park Place, The Woodlands, Texas. Prior to the consummation of the Business Combination, Sergei Pokrovsky was the Chief Decarbonization Officer of GoGreen.

(42)    The business address of H.R. Snyder is 4 Riverside Trail, Toronto, Canada.

(43)    The principal of Luna Pacific LLC is Andrew Fedak. The business address of Luna Pacific LLC is 1782 Stanford Avenue, Menlo Park, California.

(44)    The business address of Robyn Scott is 2 Vicarage Drive, London, United Kingdom.

(45)    The business address of Alain Cheneviere is 9 Avenue Jardin, Exotique, Monaco.

(46)    The business address of Charles Helmore is 58a Winchester Street, London, United Kingdom.

(47)    The business address of Philippe Le Roux is 29A Royal Crescent, London, United Kingdom.

(48)    The business address of Christopher Paus is 93 Abbotsbury Road, London, United Kingdom.

(49)    The trustee of Silver Birch Trust is Alasdair Pein, whose business address is Rose de France, 17 Boulevard de Suisse, Monaco. Mr. Pein disclaims any beneficial ownership of the reported shares.

(50)    The business address of Ole B. Hjertaker is Ekraveien 11, Oslo, Norway.

(51)    Consists of (i) 3,833,882 Lifezone Metals Ordinary Shares and (ii) 1,533,553 Earnout Shares. The Company has been informed that (a) Hermetica Limited is wholly owned by The Hermetica Trust, (b) the trustee of The Hermetica Trust is LJ Skye Trustees Limited, (c) the board of directors of LJ Skye Trustees Limited makes voting and investment decisions on a joint decision making basis, and no single individual has sole decision making power, and (d) that the beneficiaries of The Hermetica Trust include children of Dr. Mike Adams. The business address of Hermetica Limited is Craigmuir Chambers, PO Box 71, Road Town, Tortola, VG1110, British Virgin Islands.

(52)    Consists of 513,134 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Michael P Sedoy is 308E Hopkins Ave, Unit 301, Aspen, CO 81611. Prior to the consummation of the Business Combination, Michael Sedoy was the Chief Financial Officer of GoGreen.

(53)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Natalia Shvachko is 308E Hopkins Ave, Unit 301, Aspen, CO 81611.

(54)    The business address of Vikas Anand is 30 Chapel Lane, Riverside, CT 06878. Prior to the consummation of the Business Combination, Vikas Anand was the Chief Development Officer of GoGreen.

(55)    Consists of 140,629 Lifezone Metals Ordinary Shares and 500 Warrants (including 500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Daniel J Foley is 244 Maison Court, Elmhurst, IL 60126. Prior to the consummation of the Business Combination, Daniel Foley was the Chief Technology Officer of GoGreen.

(56)    Consists of 768,848 Lifezone Metals Ordinary Shares and 120,000 Warrants (including 120,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Robert Hvide Macleod is the chairman of Hans Hvide Invest AS. The business address of Robert Hvide Macleod is Madserud Alle 28, 0274, Oslo, Norway. Prior to the consummation of the Business Combination, Robert Hvide Macleod was a director of GoGreen.

(57)    Consists of 102,088 Lifezone Metals Ordinary Shares and 16,250 Warrants (including 16,250 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Ivan V. Romanovsky is 1021 Main St, Suite 1960, Houston, TX 77002.

(58)    Consists of 628,232 Lifezone Metals Ordinary Shares and 100,000 Warrants (including 100,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). James Sapanski is the manager and chief investment officer of IMUA

CAPITAL INVESTMENTS, LLC. Mr. Sapanski disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly. The business address of James Sapanski is 559 Oenoke Ridge, New Canaan, CT 06840.

(59)    Consists of 46,381 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Livia Mahler is 3886 West 36th Avenue, Vancouver, British Columbia, Canada, V6N 2S6. Prior to the consummation of the Business Combination, Livia Mahler was a director of GoGreen.

(60)    The business address of Charles Weaver is 4 Truscott Place, Aspen, CO 81611.

(61)    Consists of 46,381 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Peggy Wang is 33 Seymour, Apt 2A, Midlevels, Hong Kong, SAR.

(62)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Ruslan Akhmadiev is 1215 Studer St, Houston TX 77007, USA.

(63)    Consists of 77,792 Lifezone Metals Ordinary Shares and 10,000 Warrants (including 10,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Nereida Flannery is 41 Lower Cheung Sha Beach, Hong Kong. Prior to the consummation of the Business Combination, Nereida Flannery was a director of GoGreen.

(64)    The business address of Dennis V. McGinn is 46415 Millstone Landing Road, Lexington Park, MD 20653. Prior to the consummation of the Business Combination, Dennis McGinn was a director of GoGreen.

(65)    The business address of Neha Patel Palmer is 3826 25th Street, San Francisco, CA 94114. Prior to the consummation of the Business Combination, Neha Palmer was a director of GoGreen.

(66)    The business address of Gregory Hill is P.O. Box, 1449, Wilson, WY 83014. Prior to the consummation of the Business Combination, Gregory Paul Hill was a director of GoGreen.

(67)    The business address of Andrew J. Poole is 4219 Alba Rd, Houston TX 77018. Prior to the consummation of the Business Combination, Andrew J. Poole was a an executive advisor of GoGreen.

(68)    The business address of Bryce Quin is 620 Dorado Drive, Mandeville, LA 70471.

(69)    The business address of Robert Friedland is 150 Beach Road, The Gateway West #25-03, Singapore 189720.

(70)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Charles Weaver is a member of Singer Weaver, LLC. The business address of Charles Weaver is 4 Truscott Place, Aspen, CO 81611.

(71)    Consists of 15,706 Lifezone Metals Ordinary Shares and 2,500 Warrants (including 2,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Damian Lee Pearson is Flat A, 2/F Arezzo, 33 Seymour Road, Mid-Levels, Hong Kong.

(72)    Consists of 78,529 Lifezone Metals Ordinary Shares and 12,500 Warrants (including 12,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Edward W Easton is the member of Easton-Weaver, LLC. The business address of Edward W Easton is 10165 NW 19th Street, Doral, FL. US 33172.

(73)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The trustees of Roger Morrison Trust #2 — Megan Grossman Share are Megan Grossman and Sidney A. Reitz, each of whom can act independently for the trust. The business address of Megan Grossman is P.O. Box 737, Salina, KS, 67402 and the business address of Sidney A. Reitz is 119 W. Iron Ave, P.O. Box 1247, Salina, KS, 67402.

(74)    The business address of Mark Newman is Parkview Tower 5, 1039, 88 Tai Tam Reservoir Road, Hong Kong.

(75)    Graham Copley is the member of The Chemical Market Analysis and Consulting Company. The business address of Graham Copley is 1160 Dairy Ashford Road, Suite 609, Houston, TX 77079.

(76)    Consists of 62,823 Lifezone Metals Ordinary Shares and 10,000 Warrants (including 10,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Eric Krafft is Le Roccabella, 24 avenue Princesse Grace, 98000 Monaco.

(77)    Consists of 157,058 Lifezone Metals Ordinary Shares and 25,000 Warrants (including 25,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Tang Chow Yang Eugene, Tan Kun Chiao George and Cattaliya Beevor are the managers of CAI OPTIMUM FUND VCC, and the business address of such managers is 160 Robinson Road, #24-08 SBF Center, Singapore 068914.

(78)    Consists of 78,529 Lifezone Metals Ordinary Shares and 12,500 Warrants (including 12,500 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Tarek Fawaz is the Sole Director of SYMONDS SECURITIES LTD. (BVI). The business address of Tarek Fawaz is Talet El Khayat Area, Takieddine Street, El Ola Building, 7th Floor, Beirut, Lebanon.

(79)    Consists of 31,412 Lifezone Metals Ordinary Shares and 5,000 Warrants (including 5,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). The business address of Eric Jayaweera is 25 Windrose Way, Greenwich, CT 06830.

(80)    The business address of Simon Farrant is 9523 Teichman Road, Galveston, Texas, TX 77554. Prior to the consummation of the Business Combination, Simon Farrant was an Investor Relations Advisor of GoGreen.

(81)    The business address of Dan Major is Hawthorns Farm, Knatts Lane, Sevenoaks, Kent, UK TN15 6YA.

(82)    1000433639 Ontario Inc. has the power to vote and dispose of the securities held by SCP Resource Finance LP. 1000433639 Ontario Inc. disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest it may have therein, directly or indirectly. The business address of SCP Resource Finance LP is 70 York Street, Suite 1200, Toronto, M5J 1S9 Canada.

(83)    Consists of 62,823 Lifezone Metals Ordinary Shares and 10,000 Warrants (including 10,000 Lifezone Metals Ordinary Shares issuable upon exercise of such Warrants). Sergei Pokrovsky is the sole member of Werrus Energy Management Company, LLC. The business address of Sergei Pokrovsky is Main St., Suite #1960, Houston, TX 77002.

(84)    Jacqueline Anne Walsh is the trustee of the S&J Walsh Trust. The address of Jacqueline Anne Walsh as trustee of the S&J Walsh Trust is 22 Glanville Street, Mosman Park, WA 6012, Australia.

(85)    The address of Timothy Paul Arundel Newton is 10 Moir Street, Perth, WA 6000, Australia.

(86)    The address of Brett David Muller is 8 Hogg Avenue, Salter Point, WA 6152, Australia. Prior to the consummation of the Simulus Acquisition, Brett David Muller was a director of SGPL.

(87)    The address of Brett Simon Lawson is 108 Hensman Street, South Perth, WA 6151, Australia.

TAXATION

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. Investors in our shares, particularly investors who are not residents of the U.S., are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

PLAN OF DISTRIBUTION

We are registering the resale by the Selling Securityholders named in this prospectus, or their pledgees, transferees or their successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, of: (i) 103,675,724 Lifezone Metals Ordinary Shares, including up to 26,767,088 Earnout Shares and Sponsor Earnout Shares; and (ii) 667,500 Private Placement Warrants. In addition, we are also issuing up to (a) 13,723,650 Lifezone Metals Ordinary Shares issuable upon exercise of the Public Warrants, which warrants were previously registered and were assumed by Lifezone Metals pursuant to the Warrant Assumption Agreement, and (b) 667,500 Lifezone Metals Ordinary Shares issuable upon exercise of the Private Placement Warrants.

We will not receive any proceeds from any sale by the Selling Securityholders of the Lifezone Metals Ordinary Shares or the Private Placement Warrants being registered hereunder. We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses. We will receive proceeds from the exercise of the Warrants in the event that such Warrants are exercised for cash.

The Selling Securityholders may offer and sell, from time to time, some or all of the securities covered by this prospectus. As used herein, “Selling Securityholders” means the persons listed in the tables in the section “Selling Securityholders”, and the pledgees, transferees or other successors-in-interest (as a gift, pledge, partnership distribution or other non-sale related transfer) selling securities received after the date of this prospectus from the Selling Securityholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part. We have registered the securities covered by this prospectus for offer and sale so that those securities may be freely sold to the public by the Selling Securityholders. Registration of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the Selling Securityholders.

Sales of the securities offered hereby may be effected by the Selling Securityholders from time to time in one or more types of transactions (which may include block transactions) on the NYSE at prevailing market prices, in negotiated transactions, through put or call options transactions relating to the securities offered hereby, through short sales of the securities offered hereby, or a combination of such methods of sale. Such transactions may or may not involve brokers or dealers. In effecting sales, brokers or dealers engaged by the Selling Securityholder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions or transactions in which the broker-dealer solicits purchasers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Securityholders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act. The Selling Securityholders have advised us that they have not entered into any agreements, understandings or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

Pursuant to Rule 145 of the Securities Act, public sales of the securities offered hereby by any party to the transactions contemplated by the Business Combination Agreement, other than the Company, or by any person who is an affiliate of a party to such transactions at the time such transactions were submitted for vote or consent, and who acquired such securities in connection with such transactions, will be deemed to have been made pursuant to a distribution and therefore made by an “underwriter” within the meaning of the Securities Act.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. Rule 144 is not available for the resale of securities initially issued by shell companies or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (iii) the issuer of the securities has filed all Exchange Act reports and materials required to be filed, as applicable, during the preceding

12 months (or such shorter period that the issuer was required to file such reports and materials), other than current reports; and (iv) at least one year has elapsed from the time that the issuer filed current Form 20-F type information with the SEC reflecting its status as an entity that is not a shell company (which we filed with the SEC on July 11, 2023).

The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

A Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the pledgees, transferees or successors that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that such a pledgee, transferee or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a Selling Securityholder.

Upon our being notified by any Selling Securityholder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•        the name of the participating broker-dealer(s);

•        the specific securities involved;

•        the initial price at which such securities are to be sold;

•        the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•        other facts material to the transaction.

The Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities offered hereby or of securities convertible into or exchangeable for such securities in the course of hedging positions they assume with the Selling Securityholders. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealers or other financial institutions of the securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as amended or supplemented to reflect such transaction).

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

In compliance with the guidelines of the Financial Industry Regulatory Authority, the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any Financial Industry Regulatory Authority member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. The Selling Securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The Selling Securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

In connection with the Share Acquisition Closing, the Key LHL Shareholders entered into agreements (the “LHL Shareholder Lock-Up Agreements”) providing that the Key LHL Shareholders will not, subject to certain exceptions (including the payment of taxes arising from the Business Combination), transfer any Restricted Securities (as defined in the LHL Shareholder Lock-Up Agreements) during the period commencing from the Share Acquisition Closing Date until 180 days after the Share Acquisition Closing Date. In connection with the Share Acquisition Closing, the Sponsor entered into an agreement (the “Sponsor Lock-Up Agreement”) providing that it will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares (as defined below) until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares (as defined below) until the date that is 180 days after the Share Acquisition Closing Date. For purposes of the Sponsor Lock-Up Agreement, “Phase I Lock-up Shares” means the number of Lifezone Metals Ordinary Shares that are received by the Sponsor in exchange for the number of GoGreen Class A ordinary shares held by the Sponsor immediately prior to the Merger Effective Time, and “Phase II Lock-up Securities” means any Lifezone Metals Ordinary Shares and any warrants to purchase Lifezone Metals Ordinary Shares that are held by the Sponsor following the Merger Closing Date, other than Phase I Lock-up Shares or Lifezone Metals Ordinary Shares acquired in the PIPE Financing. Upon the distribution of the Lifezone Metals Ordinary Shares and Warrants received by the Sponsor in connection with the Business Combination to the Selling Securityholders who are limited partners of the Sponsor, each such Selling Securityholder entered into an agreement substantially similar to the Sponsor Lock-Up Agreement providing that such Selling Securityholder will not, subject to certain exceptions, transfer (i) Phase I Lock-up Shares until the date that is 60 days after the Share Acquisition Closing Date and (ii) Phase II Lock-up Shares until the date that is 180 days after the Share Acquisition Closing Date. Further, the Simulus SSA provides that the shareholders of SGPL receiving Lifezone Metals Ordinary Shares as consideration pursuant to the Simulus Acquisition will not, subject to certain exceptions, dispose of, transfer or assign any such Lifezone Metals Ordinary Shares for a period of six months following the closing of the Simulus Acquisition.

A holder of Warrants may exercise its Warrants in accordance with the Warrant Agreement on or before the expiration date set forth therein by surrendering, at the office of the Warrant Agent, Continental Stock Transfer & Trust Company, the certificate evidencing such Warrant, with the form of election to purchase set forth thereon, properly completed and duly executed, accompanied by full payment of the exercise price and any and all applicable taxes due in connection with the exercise of the Warrant, subject to any applicable provisions relating to cashless exercises in accordance with the Warrant Agreement.

EXPENSES RELATED TO THE OFFERING

We estimate the following expenses in connection with the offer and sale of our Lifezone Metals Ordinary Shares and Warrants by the Selling Securityholders. With the exception of the SEC Registration Fee, all amounts are estimates.

SEC registration fee	$165,615.02
Legal fees and expenses	175,000	†
Accountants’ fees and expenses	15,000	†
Printing expenses	10,000	†
Transfer agent fees and expenses	*
Miscellaneous costs	*
Total	$365,615.02

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

†        Estimated solely for purposes of this section. Actual expenses may vary.

We will bear all costs, expenses and fees in connection with the registration of the securities offered by this prospectus, whereas the Selling Securityholders will bear all incremental selling expenses, including commissions, brokerage fees and other similar selling expenses.

LEGAL MAtters

The validity of our Ordinary Shares offered by this prospectus relating to Isle of Man law has been passed upon for us by Appleby (Isle of Man) LLC.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, included in this prospectus and elsewhere in the registration statement have been so included in reliance upon the reports of Grant Thornton Ireland, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

Sharron Sylvester, BSc (Geol), RPGeo AIG (10125), Technical Director — Geology at OreWin Pty Ltd and Bernard Peters, BEng (Mining), FAusIMM (201743), Technical Director — Mining at OreWin Pty Ltd. both prepared the Technical Report Summary. Both individuals are Qualified Persons as defined in subpart 1300 of Regulation S-K and are considered independent of Lifezone Metals.

As at the date hereof, none of the above-named experts has received, or is to receive, in connection with the offering, an interest, direct or indirect, in Lifezone Metals or its subsidiaries.

SERVICE OF PROCESS AND ENFORCEABILITY OF CIVIL LIABILITIES UNDER U.S. SECURITIES LAWS

Lifezone Metals is an Isle of Man company and substantially all of its assets and operations are located outside of the U.S. In addition, certain of Lifezone Metals’ directors and officers reside outside the U.S. As a result, it may be difficult for you to effect service of process within the U.S. or elsewhere upon these persons. It may also be difficult for you to enforce in the jurisdictions in which Lifezone Metals operates or Isle of Man courts judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against Lifezone Metals and its officers and directors, certain of whom are not residents in the U.S. and the substantial majority of whose assets are located outside of the U.S. It may be difficult or impossible for you to bring an action against Lifezone Metals in the Isle of Man if you believe your rights under the U.S. securities laws have been infringed. In addition, there is uncertainty as to whether the courts of the Isle of Man or jurisdictions in which Lifezone Metals operates would recognize or enforce judgments of U.S. courts against Lifezone Metals or such persons predicated upon the civil liability provisions of the securities laws of the U.S. or any state and it is uncertain whether such Isle of Man or courts in jurisdictions in which Lifezone Metals operates would hear original actions brought in the Isle of Man or jurisdictions in which Lifezone Metals operates against Lifezone Metals or such persons predicated upon the securities laws of the U.S. or any state.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of the registration statement on Form F-3 we filed with the SEC under the Securities Act with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain information, exhibits, and undertakings set forth in the registration statement. For further information about us, the securities offered by this prospectus. Please refer to the registration statements and exhibits filed as a part of the registration statement.

We are subject to certain of the informational filing requirements of the Exchange Act. As a foreign private issuer, we are not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we are exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. In addition, our officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities. Moreover, we are not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies and are not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

The SEC maintains a website at http://www.sec.gov that contains reports and other information that we file with or furnish electronically with the SEC. You may also find such documents on our website at http://www.lifezonemetals.com. The information on our website is not incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC (File Number 001-41737). These filing contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important to you by referring you to other documents which we have filed or furnished with the SEC. We are incorporating by reference in this prospectus the documents listed below:

•        Our Annual Report on Form 20-F for the fiscal year ended on December 31, 2023, filed with the SEC on April 1, 2024;

•        Our Form 6-K for the month of May 2024 disclosing certain information about the first quarter of 2024, furnished to the SEC on May 13, 2024;

•        Our Form 6-K for the month of May 2024 reporting materials relating to our 2024 annual meeting of shareholders, furnished to the SEC on May 24, 2024;

•        Our Form 6-K for the month of June 2024 reporting results of the 2024 annual meeting of shareholders, furnished to the SEC on June 21, 2024; and

•        The description of the ordinary shares contained in our registration statement on Form 8-A, as filed with the SEC on July 5, 2023, including any subsequent amendment or any report filed for the purpose of updating such description

All subsequent annual reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of an offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such documents. We may also incorporate part of all of any Form 6-K subsequently submitted by us to the SEC prior to the termination of an offering by identifying in such Forms 6-K that they, or certain parts of their contents, are being incorporated by reference herein, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide each person, including any beneficial owner to whom a prospectus is delivered, without charge, upon a written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Written or telephone requests should be directed to: Lifezone Metals Limited, Investor Relations:- info@lifezonemetals.com or +44 (0)1624 811 603.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Subject to the provisions of the Isle Of Man Companies Act, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals provide that Lifezone Metals shall indemnify each of its directors and officers (including former directors and officers) out of its assets, to the fullest extent permissible under the laws of the Isle of Man, against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever, which any of those directors or officers may incur as a result of any act or failure to act in carrying out their functions unless that liability arises through their actual fraud or willful default. The Isle Of Man Companies Act permits the indemnification of directors and officers provided that such person acted honestly and in good faith and in what such person believed to be in the best interests of the company and, in the case of criminal proceedings, had no reasonable cause to believe that the conduct of such person was unlawful.

Costs and expenses, including reasonable attorneys’ fees, incurred by a director or officer in connection with the defense of any action, suit, proceeding or investigation involving them may be paid by Lifezone Metals in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by final judgment that the director is not entitled to be indemnified by Lifezone Metals in accordance with its Amended and Restated Memorandum and Articles of Association.

The indemnification and advancement of expenses provided by, or granted pursuant to, the Amended and Restated Memorandum and Articles of Association of Lifezone Metals is not exclusive of any other rights to which the person seeking indemnification or advancement of expenses may be entitled.

The directors, on behalf of Lifezone Metals, may purchase and maintain insurance for the benefit of any current or former director or other officer of Lifezone Metals against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to Lifezone Metals.

In addition, Lifezone Metals has purchased and intends to maintain standard policies of insurance under which coverage is provided to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and to Lifezone Metals with respect to payments which may be made by Lifezone Metals to such directors and officers pursuant to the above indemnification provision or otherwise as a matter of law.

Item 9. Exhibits

Exhibit Number	Description
2.1†

Business Combination Agreement, dated December 13, 2022, by and among GoGreen, GoGreen Sponsor 1 LP, Lifezone Metals, Merger Sub, LHL and Keith Liddell, solely in his capacity as the Company Shareholders Representative, and those shareholders of the LHL set forth on the signature pages thereto (incorporated by reference to Annex A to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

2.2†

Plan of Merger, dated July 5, 2023, by and among GoGreen, Merger Sub and Lifezone Metals (incorporated by reference to Exhibit 2.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

3.1

Amended and Restated Memorandum of Association and Articles of Association of Lifezone Metals (incorporated by reference to Exhibit 3.1 to Amendment No.1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

4.1	Specimen warrant certificate (included as Exhibit A to Exhibit 4.2).
4.2

Warrant Agreement, between GoGreen and Continental Stock Transfer & Trust Company dated October 20, 2021 (incorporated by reference to Exhibit 4.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on October 26, 2021).

4.3

Assignment, Assumption and Amendment Agreement, dated July 5, 2023, by and among GoGreen, Lifezone Metals and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.3 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

Exhibit Number	Description
5.1

Opinion of Appleby (Isle of Man) LLC (incorporated by reference to Exhibit 5.1 to Amendment No.1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

5.2*	Opinion of Baker & McKenzie LLP.
10.1

Sponsor Support Agreement, dated December 13, 2022, by and among LHL, GoGreen and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.1 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.2†

Registration Rights Agreement, dated July 6, 2023, by and among Lifezone Metals, GoGreen Sponsor 1 LP, certain equityholders of LHL and GoGreen (incorporated by reference to Exhibit 10.2 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.3

Form of Lock-Up Agreement, by and among Lifezone Metals and certain LHL Shareholders (incorporated by reference to Exhibit 10.3 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.4

Form of Lock-Up Agreement, by and among Lifezone Metals and GoGreen Sponsor 1 LP (incorporated by reference to Exhibit 10.2 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.5

Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain institutional subscribers (incorporated by reference to Exhibit 10.4 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.6

Form of Subscription Agreement, entered into among GoGreen, Lifezone Metals and certain individual subscribers (incorporated by reference to Exhibit 10.5 to GoGreen’s Current Report on Form 8-K (File No. 001-40941) filed with the SEC on December 13, 2022).

10.7##†

Subscription Agreement, dated December 24, 2021, between BHP and Lifezone Limited (incorporated by reference to Exhibit 10.7 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.8##†

Loan Agreement, dated December 24, 2021, between KNL and BHP (incorporated by reference to Exhibit 10.8 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.9##†

Deed of Cooperation, dated December 24, 2021, as amended, between KNL and BHP (incorporated by reference to Exhibit 10.9 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.10##†

Subscription Agreement, dated October 14, 2022, between KNL and BHP (incorporated by reference to Exhibit 10.10 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.11##†

Investment Option Agreement, dated October 14, 2022, as amended, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.11 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.12##†

Form of Shareholders’ Agreement, among KNL, Lifezone Limited and BHP (incorporated by reference to Exhibit 10.12 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.13†

Framework Agreement, dated January 19, 2021, between KNL and the Government of Tanzania (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.14##†

Kelltech License Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Keith Liddell and Kelltech Limited (incorporated by reference to Exhibit 10.14 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.15##

KTSA License Agreement, dated April 16 2014, as amended, between Kelltech Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.15 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.16##

Kellplant License Agreement, dated February 12, 2016, as amended, between Kelltechnology South Africa (RF) Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.16 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

Exhibit Number	Description
10.17##†

Development, Licensing and Services Agreement, dated October 14, 2022, between Lifezone Limited and KNL (incorporated by reference to Exhibit 10.17 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.18##†

Lifezone Technical Services Agreement, dated June 10, 2020, as amended, between Lifezone Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.18 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.19##†

Lifezone Technical Services Agreement, dated October 24, 2021, between Lifezone Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.20##†

PPM Services Agreement, dated November 4, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.21##†

PPM Support Services Agreement, dated January 20, 2022, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.22##

Loan Agreement, dated November 9, 2021, between Pilanesberg Platinum Mines Proprietary Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.23

Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kellplant Proprietary Limited (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.24

Shareholder’s Loan Agreement, dated March 31, 2022, between the Industrial Development Corporation of South Africa Limited and Kelltechnology South Africa (RF) Proprietary Limited (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.25##†

Shareholders Agreement, dated June 24, 2022, by and among certain shareholders of LHL and LHL (incorporated by reference to Exhibit 10.25 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.26##†

Kelltech Shareholders Agreement, dated April 16, 2014, as amended, between Lifezone Limited, Orkid S.a.r.l., Sedibelo Resources Limited (formerly Sedibelo Platinum Mines Limited), Kelltech Limited and Keith Stuart Liddell (incorporated by reference to Exhibit 10.26 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.27##†

Kelltech SA Subscription and Shareholders Agreement, dated February 12, 2016, as amended, between Lifezone Limited, Orkid S.a.r.l, the Industrial Development Corporation of South Africa, Kelltech Limited and KTSA (incorporated by reference to Exhibit 10.27 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.28†

Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 23, 2022, between Lifezone Limited and various sellers of and optionholders over KNL shares (incorporated by reference to Exhibit 10.28 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.29†

Securities Exchange Agreement relating to Kabanga Nickel Limited, dated June 24, 2022, between LHL and various sellers of KNL shares (incorporated by reference to Exhibit 10.29 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.30†

Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and various sellers of and optionholders over Lifezone Limited shares (incorporated by reference to Exhibit 10.30 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

Exhibit Number	Description
10.31†

Securities Exchange Agreement relating to Lifezone Limited, dated June 24, 2022, between LHL and BHP (incorporated by reference to Exhibit 10.31 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).

10.32†

Share Sale Agreement, dated July 3, 2023, between Metprotech Pacific Pty Ltd, the persons set out in Schedule 1 thereto as vendors, Simon Walsh, as management vendors representative, The Simulus Group Pty Ltd and Lifezone Limited (incorporated by reference to Exhibit 99.1 to the Company’s Report of Foreign Private Issuer on Form 6-K (File No. 333-271300) filed with the SEC on July 3, 2023).

10.33††

Lifezone Metals Limited 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.33 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.34††

Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.34 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.35††

Form of Award Agreement under the 2023 Omnibus Incentive Compensation Plan (incorporated by reference to Exhibit 10.35 to Amendment No. 1 to the Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on July 11, 2023).

10.36

Form of Subscription Agreement Related to Issuance of Unsecured Convertible Debt (incorporated by reference to Exhibit 10.36 to the Company’s Registration Statement on Form F-3 (File No. 333-281189) filed with the SEC on August 1, 2024).

10.37	Form of Unsecured Convertible Debenture (incorporated by reference to Exhibit 10.37 to the Company’s Registration Statement on Form F-3 (File No. 333-281189) filed with the SEC on August 1, 2024).
21.1	List of subsidiaries (incorporated by reference to Exhibit 21.1 to Amendment No. 2 to the Company’s Registration Statement on Form F-4 (File No. 333-271300) filed with the SEC on June 2, 2023).
23.1*	Consent of Grant Thornton.
23.2	Consent of Appleby (Isle of Man) LLC (included in Exhibit 5.1).
23.3*	Consent of Baker & Mckenzie LLP (included in Exhibit 5.2).
23.4*	Consent of Sharron Sylvester for Kabanga 2023 Mineral Resource Update Technical Report Summary.
23.5*	Consent of Bernard Peters for Kabanga 2023 Mineral Resource Update Technical Report Summary.
96.1

Kabanga 2023 Mineral Resource Update Technical Report Summary, effective at November 30, 2023, prepared by Sharron Sylvester and Bernard Peters (incorporated by reference to Exhibit 96.1 to Post-Effective Amendment No. 1 to the Company’s Registration Statement on Form F-4 (File No. 333-272865) filed with the SEC on December 7, 2023).

107	Filing Fee Table (incorporated by reference to Exhibit 107 to Company’s Registration Statement on Form F-1 (File No. 333-272865) filed with the SEC on June 23, 2023).

____________

*        Filed herewith.

##      Portions of this exhibit have been omitted as the Registrant has determined that (i) the omitted information is not material and (ii) the omitted information is of the type that the Registrant customarily and actually treats as private or confidential.

†        Schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

††      Indicates a management contract or compensatory plan.

Item 10. Undertakings.

The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) do not apply if the registration statement is on Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or, as to a registration statement on Form F-3, is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the s Exchange Act that are incorporated by reference in the Form F-3.

(5)    That, for the purpose of determining liability under the Securities Act to any purchaser,

(i)     if the registrant is relying on Rule 430B;

(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(ii)    if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tokyo, Japan on August 1, 2024.

LIFEZONE METALS LIMITED
By:	/s/ Chris Showalter
Name:	Chris Showalter
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

NAME	POSITION	DATE
/s/ Chris Showalter	Chief Executive Officer, Director	August 1, 2024
Chris Showalter	(Principal Executive Officer)
/s/ Ingo Hofmaier	Chief Financial Officer	August 1, 2024
Ingo Hofmaier	(Principal Financial and Accounting Officer)
*	Director	August 1, 2024
Keith Liddell
*	Director	August 1, 2024
Govind Friedland
*	Director	August 1, 2024
John Dowd
*	Director	August 1, 2024
Robert Edwards
*	Director	August 1, 2024
Jennifer Houghton
*	Director	August 1, 2024
Mwanaidi Maajar
*	Director	August 1, 2024
Beatriz Orrantia
*	Pursuant to power of attorney
By:	/s/ Chris Showalter
Chris Showalter
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lifezone Metals Limited, has signed this registration statement in the United States on August 1, 2024.

/s/ John Dowd
Name:	John Dowd